                                         UCFC                  EXHIBIT 20.2
                                   UCFC Loan Trust
                                    Series 1996-A
                                  Reserve Fund Trust
                           Statement  To  Certificateholders

----------------------------------------------------------------------------------------------
                                   DISTRIBUTIONS IN DOLLARS
                      PRIOR                                                          CURRENT
          ORIGINAL    PRINCIPAL                                  REALIZED  DEFERRED  PRINCIPAL
CLASS     FACE VALUE  BALANCE   INTEREST   PRINCIPAL  TOTAL      LOSSES    INTEREST  BALANCE
-----     ----------  --------- --------   ---------  -----      --------  --------  ---------
A         0.00        0.00      23,436.66  0.00       23,436.66  0.00        0.00    0.00
B         0.00        0.00           0.00  0.00       0.00       0.00        0.00    0.00

----------------------------------------------------------------------------------------------
TOTALS    0.00        0.00      23,436.66  0.00       23,436.66  0.00        0.00    0.00
==============================================================================================

-----------------------------------------------------------------------------------------
FACTOR INFORMATION PER $1000 OF ORIGINAL FACE
                                                                          PASS-THROUGH
                    PRIOR                                    CURRENT         RATES
                    PRINCIPAL                                PRINCIPAL ------------------
CLASS     CUSIP     BALANCE   INTEREST  PRINCIPAL  TOTAL     BALANCE   CURRENT   NEXT
-----     -----     -------   --------  ---------  ------    --------- -------   --------
A                   0.000000  0.000000  0.000000   0.000000  0.000000  0.000000% 0.000000%
B                   0.000000  0.000000  0.000000   0.000000  0.000000  0.000000% 0.000000%
------------------------------------------------------------------------------------------

SELLER:             UCFC Acceptance Corporation        ADMINISTRATOR:
SERVICER:           United Companies Lending              Bankers Trust Company
                       Corporation                        3 Park Plaza
LEAD UNDERWRITER:   UCFC Acceptance Corporation           Irvine, CA 92714
RECORD DATE:        December 31, 1996                   FACTOR INFORMATION:
DISTRIBUTION DATE:  January 15, 1997                       (800) 735-7777
                                 Page 9
                                       (c) COPYRIGHT 1997 Bankers Trust Company